EXHIBIT 10.4

                  AGREEMENT TO PROVIDE RETIREE MEDICAL BENEFITS
                            AND STOCK OPTION BENEFITS

      THIS AGREEMENT, made as of January 3, 2002, by and between Tekelec, a California corporation ("Company"), and its successors and assigns and Michael L Margolis;

      WHEREAS, the Company has established a plan that provides group health coverage (the "Tekelec Health Plan") to employees of the Company;

      WHEREAS, Mr. Margolis is the Chief Executive Officer and President of the Company ("CEO");

      WHEREAS, Mr. Margolis is a participant in the Tekelec Health Plan;

      WHEREAS, the Company intends to provide medical, dental, and vision benefits to Mr. Margolis and his family in accordance with the terms of this Agreement after he is no longer employed by the Company and to continue such coverage for Mr. Margolis' life;

      WHEREAS, the Company may grant Mr. Margolis additional stock options from time to time after the date of this Agreement; and

      WHEREAS, the Company wants to ensure that all future stock option agreements granting Mr. Margolis stock options will provide that such options will, upon a Qualifying Retirement (as defined herein), immediately vest and be exercisable for the full term of the option.

      NOW, THEREFORE, in consideration of these premises and the mutual promises and agreements set forth in this Agreement, the parties agree as follows:

                           ARTICLE I. HEALTH BENEFITS.

A. Eligibility. Mr. Margolis, his lawful spouse at the time of Mr. Margolis' termination of employment with the Company ("Mr. Margolis' Spouse") and his dependants, if any, eligible for coverage and benefits under the Tekelec Health Plan at that time of Mr. Margolis' termination of employment with the Company (the "Dependents") (collectively "Mr. Margolis' Family") will receive medical, dental and vision benefits under Article I of this Agreement (the "Health Benefits") upon Mr. Margolis' termination of employment with the Company for any reason, so long as Mr. Margolis' termination of employment with the Company occurs after February 16, 2003. If such termination of employment occurs on or before February 16, 2003, Mr. Margolis, Mr. Margolis' Spouse and his Dependents will receive no benefits under Article I of this Agreement.

                                                                    EXHIBIT 10.4

      1. Duration of Mr. Margolis' Coverage. Health Benefits for Mr. Margolis shall continue until Mr. Margolis' death.

      2. Duration of Mr. Margolis' Spouse's Coverage. Health Benefits for Mr. Margolis' Spouse shall continue until the earliest of (a) the death of Mr. Margolis, (b) the legal separation or divorce of Mr. Margolis and Mr. Margolis' Spouse, or (c) the death of Mr. Margolis' Spouse.

      3. Duration of Mr. Margolis' Dependents' Coverage. Health Benefits for the Dependents will continue until the earlier of: (a) such Dependent no longer meets the eligibility requirements under the Tekelec Health Plan as those eligibility requirements are in effect from time to time following Mr. Margolis' qualifying termination of employment from the Company, or
      (b) the death of Mr. Margolis.

B. Health Benefits. For purposes of this Agreement, the Company will provide, as the Health Benefits provided under Article I.A. of this Agreement, the medical, dental, and vision benefits and coverage provided under the Tekelec Health Plan to the CEO of the Company. If the Company stops providing such benefits to its employees, the Company is required to obtain and provide an arrangement that will provide similar Health Benefits, and in no circumstances less Health Benefits, to Mr. Margolis' Family as those that were provided immediately before the Company stopped providing such benefits to its employees.

The Company will purchase benefits provided under this Article through a health coverage provider, as long as the Company determines (1) the cost of such coverage is reasonable to fulfill the requirements under this Agreement and (2) the coverage provided complies with the requirements of this Agreement. If the Company does not provide coverage through a health coverage provider, the Company will self-insure such coverage.

C. Funding. Mr. Margolis will contribute to the cost of Health Benefits under this Article at the same rate and on the same terms and conditions as the CEO and other senior executives of the Company contribute for similar health coverage under the Tekelec Health Plan. The Company shall contribute any additional amounts, as necessary, to cover the cost of the Health Benefits provided under this Agreement.

D. Election for Health Benefits. Mr. Margolis will have the opportunity to make elections for Health Benefits for Mr. Margolis' Family in the same manner and frequency as the CEO and other senior executives of the Company may under the Tekelec Health Plan. In the event the Company stops providing medical, dental and vision benefits for its employees, Mr. Margolis shall be able to change elections for the Health Benefits no less frequently than annually.

                                                                    EXHIBIT 10.4

E. Coordination of Benefits. For purposes of Article I.F., the following definitions shall be used.

      1. "Group Plan" means any group or group-type arrangement of coverage, including benefits associated with this Article I, whether insured or uninsured, which provides health benefits or services to a member of Mr. Margolis' Family, either by indemnity or prepaid services, by means of (i) group or blanket insurance, (ii) franchise insurance that terminates upon cessation of employment, (iii) group hospital or medical service plans and other group prepayment coverage, or (iv) any coverage under labor-management trusteed arrangements, union medical arrangements, employer organization arrangements, government benefit arrangements or government programs (excluding Medicare).

      2. "Allowable Expenses" means any necessary, reasonable, and customary item of expense for health care when the item of expense is covered at least in part by one or more Group Plans covering a member of Mr. Margolis' Family for whom claim is made. An Allowable Expense does not include (i) differences between the cost of an average semiprivate hospital room and a private hospital room unless the private hospital room is medically necessary (as defined in the insurance policy), or (ii) the amount of any reduction in benefits because a member of Mr. Margolis' Family does not comply with the Group Plan provisions.

      3. "Primary Plan" means the Group Plan whose medical, dental and vision benefits for a member of Mr. Margolis' Family must be determined without consideration of the existence of any other plan.

      4. "Secondary Plan" means a Group Plan which is not a Primary Plan. If a member of Mr. Margolis' Family is covered by more than one Secondary Plan, the order of benefit determination rules decide the order in which their benefits are determined in relation to each other.

F. Coordination with Other Group Plans. If Mr. Margolis or Mr. Margolis' Family are eligible for benefits under this Article and under one or more Group Plans, the benefits of this Agreement shall be coordinated and determined by the provisions of this Section. This Section is intended to prevent the payment of benefits that exceed Allowable Expenses. Coordination of benefits under this Agreement will normally be controlled by the insurance policy providing such coverage, but notwithstanding any other provisions of the Agreement or any associated insurance policy, Article I.F.1. and 2. shall control determinations of coordination of benefits to the extent applicable.

      1. If Mr. Margolis is covered under a Group Plan as an employee, benefits under the Group Plan shall be treated as the Primary Plan, and benefits provided under this Article shall be treated as the Secondary Plan.

                                                                    EXHIBIT 10.4

      2. If Mr. Margolis is (i) covered by a Group Plan, other than as a result of this Agreement, as a retiree (the "Retiree Group Plan") and (ii) coverage under the Retiree Group Plan provides equivalent or greater benefits than benefits under this Article, the Retiree Group Plan shall be treated as the Primary Plan, and benefits provided under this Article shall be treated as the Secondary Plan. If the Retiree Group Plan does not provide equivalent or greater benefits than the benefits provided under this Article, the benefits under this Article shall be treated as the Primary Plan, and the Retiree Group Plan shall be treated as the Secondary Plan.

                            ARTICLE II. STOCK OPTIONS

A. Accelerated Vesting. Any stock option agreement between the Company and Mr. Margolis executed after the effective date of this Agreement shall provide to the effect that:

            Upon Mr. Margolis' "Qualifying Retirement" (as such term is defined below) for any reason other than a termination by the Company for "Cause" (as such term is defined in Section 2(d)(ii) through (xi) of the Company's Officer Severance Plan, as amended), the options, to the extent unvested as of the effective date of Mr. Margolis' Qualifying Retirement, shall immediately vest and become exercisable in full. For purposes hereof, the term "Qualifying Retirement" shall mean the termination of the Mr. Margolis' employment with the Company at or after age 55 with not less than five years of continuous employment as an employee of the Company.

B. Extension of Exercise Period. Any stock option agreement between the Company and Mr. Margolis executed after the effective date of this Agreement shall provide to the effect that:

            Upon Mr. Margolis' Qualifying Retirement for any reason other than a termination by the Company for "Cause" (as such term is defined in Section 2(d)(ii) through (xi) of the Company's Officer Severance Plan, as amended), an option, exercisable on such Qualifying Retirement date or as a result of his Qualifying Retirement, that would otherwise subsequently cease to be exercisable pursuant to the terms of the stock option agreement before the expiration of the option's full term, shall continue to be exercisable until the expiration of the option's full term.

                           ARTICLE III. MISCELLANEOUS

A. Information to be Furnished. Mr. Margolis shall provide the Company with such information and evidence as may reasonably be requested from time to time for the purpose of complying with the Agreement.

                                                                    EXHIBIT 10.4

B. Limitation of Rights. Neither the establishment of this Agreement, nor any amendment of the Agreement, nor the payment of any benefits shall be construed as giving to Mr. Margolis or other person any legal or equitable right against the Company or its respective officers and directors, as an employee or otherwise, except as expressly provided in this Agreement, and in no event will the terms of employment or service of Mr. Margolis be modified or in any way affected by this Agreement.

C. Benefits Not Solely from Policy. Except as required by law, applicable regulation or elsewhere in this Agreement, the benefits provided under Article I of this Agreement shall be paid first from an insurance policy (or an arrangement having the effect of an insurance policy). If there is no such policy or other arrangement, benefits payable under this Agreement shall be paid from the general assets of the Company. Nothing in this Agreement shall be construed to require (except as required by law and applicable regulation) the Company to maintain any fund or segregate any amount for the benefit of Mr. Margolis or Mr. Margolis' Family.

D. Nonassignability of Rights. The right of a member of Mr. Margolis' Family to receive any reimbursement under the Agreement shall not be alienable by such member by assignment or any other method and shall not be subject to being taken by the member's creditors by any process whatsoever, and any attempt to cause such right to be so subjected will not be recognized, except to such extent as may be required by law.

E. Severability. If any provision of this Agreement is held invalid, unenforceable or inconsistent with any law, regulation or requirement, its invalidity, unenforceability or inconsistency shall not affect any other provision of the Agreement, and the Agreement shall be construed and enforced as if such provision were not a part of the Agreement.

F. Construction of Terms. Words of gender shall include persons and entities of any gender, the plural shall include the singular and the singular shall include the plural. Section headings exist for reference purposes only and shall not be construed as part of the Agreement.

G. Choice of Law/Jurisdiction and Venue. THIS AGREEMENT SHALL BE CONSTRUED, ADMINISTERED, AND GOVERNED IN ALL RESPECTS (i) UNDER APPLICABLE FEDERAL LAW, INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF ERISA AND THE INTERNAL REVENUE CODE OF 1986 (AS AMENDED) AND RELEVANT INTERPRETATIONS OF BOTH, AND (ii) TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, UNDER THE LAWS OF THE STATE OF CALIFORNIA. EXCLUSIVE JURISDICTION AND VENUE OF ALL DISPUTES ARISING OUT OF OR RELATING TO THIS PLAN SHALL BE IN ANY COURT OF APPROPRIATE JURISDICTION IN LOS ANGELES COUNTY, CALIFORNIA. THE PROVISIONS OF THIS SECTION SHALL SURVIVE AND REMAIN IN EFFECT UNTIL ALL OBLIGATIONS ARE SATISFIED, NOTWITHSTANDING ANY TERMINATION OF THE PLAN.

                                                                    EXHIBIT 10.4

H. No Vested Interest. Except for the right to receive any benefit payable under this Agreement in regard to a previously incurred claim, no person shall have any right, title, or interest in or to the assets of the Company because of this Agreement.

I. No Guarantee of Employment. Nothing in this Plan shall be construed as a (i) contract of employment between the Company and Mr. Margolis, (ii) guarantee that Mr. Margolis will be continued in the employment or service of the Company, or
(iii) limitation on the right of the Company to discharge any of its employees with or without cause.

All employment with the Company is "at-will," which means that Mr. Margolis may resign at any time with or without notice and that the Company reserves the right to terminate Mr. Margolis' employment or alter his position, duties, or title, with or without notice, for any or no particular reason or cause. While the terms of Mr. Margolis' employment and compensation may be subject to review and will change from time to time, the at-will nature of his employment with the Company is not changed by this Agreement and may only be changed by a resolution duly approved by the Company's Board of Directors.

J. Adoption by Successor Employer or Affiliates. In the event of the reorganization, purchase, merger, dissolution, or reconstitution, whether direct or indirect, of the Company, any successor entity shall be required to adopt and continue this Agreement; in which event, the Agreement shall continue without any gap or lapse in coverage or benefits. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Mr. Margolis, Mr. Margolis' Spouse and Dependents at that time to pursue all remedies that they may be entitled to at law or in equity.

      The Company shall pay to each member of Mr. Margolis' Family all legal fees and expenses incurred by that individual, if any, in successfully seeking to obtain or enforce any right, coverage or benefit provided under this Agreement.

K. Entire Agreement. This Agreement constitutes the entire agreement existing between or among the parties respecting the subject matter addressed and supercedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein, and no party shall be entitled to benefits other than those specified in this Agreement. As between or among the parties, no oral statements or prior written material not specifically incorporated in this Agreement shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated in this Agreement are superseded, and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by all parties to the Agreement.

                                                                    EXHIBIT 10.4

L. Legal Advice. Both the Company and Mr. Margolis have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability of entering into this Agreement and with respect to all matters covered by this Agreement, and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                  TEKELEC


By: /s/ Ronald W. Buckly                         By: /s/ Michael L. Margolis
    ------------------------------               -------------------------------
    Ronald W. Buckly                             Michael L. Margolis
    Vice President and General Counsel

                                                                    EXHIBIT 10.4

                             AMENDMENT NO. 1 TO THE
                  AGREEMENT TO PROVIDE RETIREE MEDICAL BENEFITS
                            AND STOCK OPTION BENEFITS

      This Amendment No. 1 to the Agreement to Provide Retiree Medical Benefits and Stock Option Benefits is entered into effective as of February 1, 2002 (the "Effective Date") by and between TEKELEC, a California corporation (the "Company"), and Michael L. Margolis (Mr. Margolis").

                                    Recitals

A. The Company and Mr. Margolis have entered into that certain Agreement to Provide Retiree Medical Benefits and Stock Option Benefits (the "Agreement") in January 2002, to provide, among other things, certain stock option benefits to Mr. Margolis upon a Qualifying Retirement (as such term is defined in the Agreement) by Mr. Margolis.

B. The Company and Mr. Margolis wish to amend Article II.A. of the Agreement to modify the Company's obligations to accelerate the vesting of certain of Mr. Margolis' stock options upon his Qualifying Retirement.

                                    Amendment

            NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective the Effective Date, Article II.A. of the Agreement shall be amended to read in its entirety as follows:

      "A. Accelerated Vesting. Any stock option agreement between the Company and Mr. Margolis evidencing a stock option granted by the Company to Mr. Margolis on or after February 1, 2002, shall provide to the effect that:

            Upon Mr. Margolis' "Qualifying Retirement" (as such term is defined below) for any reason other than a termination by the Company for "Cause" (as such term is defined in Section 2(d)(ii) through (xi) of the Company's Officer Severance Plan, as amended), the first four vesting installments of the options (or such other number of vesting installments as is expressly set forth in a resolution duly adopted by the Board of Directors or the Compensation Committee of such Board) covering at least 25% of the shares subject to such options, to the extent unvested as of the effective date of Mr. Margolis' Qualifying Retirement, shall immediately vest and become exercisable in full.

                                                                    EXHIBIT 10.4

            For purposes hereof, the term "Qualifying Retirement" shall mean the termination of the Mr. Margolis' employment with the Company at or after age 55 with not less than five years of continuous employment as an employee of the Company."

2. Both the Company and Mr. Margolis have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability of entering into this Agreement and with respect to all matters covered by this Agreement, and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement.

3. Except as otherwise expressly amended herein, all other terms and provisions of the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, this Amendment is executed effective as of the Effective Date.

TEKELEC


By: /s/ Ronald W. Buckly                            /s/ Michael L. Margolis
    ---------------------------------------         --------------------------
        Ronald W. Buckly                                Michael L. Margolis
        Vice President and General Counsel